Exhibit 99.1

AspenBio Pharma Announces Closing of Public Offering of 1,946,000 Shares of Common Stock

CASTLE ROCK, COLO., Nov. 20, 2012, AspenBio Pharma, Inc. (Nasdaq: APPY), an in vitro diagnostic company, today announced the closing of an underwritten public offering of 1,946,000 shares of common stock at an offering price of $2.10 per share. After underwriting discounts and commissions and estimated offering expenses, the Company received net proceeds from the offering of approximately $3.7 million. AspenBio Pharma has also granted the underwriters a 45-day option to purchase up to an additional 291,900 shares of common stock to cover over-allotments, if any.

AspenBio intends to use the net proceeds from this offering for general corporate purposes, including conducting a clinical trial for its blood-based appendicitis test and for working capital purposes.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

A registration statement on Form S-3 relating to the shares was filed with the Securities and Exchange Commission and was declared effective on July 27, 2011. A final prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com, or from the above-mentioned SEC website.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About AspenBio Pharma and AppyScore

AspenBio Pharma, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its blood-based appendicitis test. The unique appendicitis test has projected high sensitivity and negative predictive value and is designed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management. The test is being developed initially for pediatric, adolescent and young adult patients with abdominal pain, as this population is at the highest risk for appendicitis and has the highest risk of long-term health effects associated with CT imaging. For more information, visit www.aspenbiopharma.com.

Forward-Looking Statements

This press release includes "forward-looking statements" of AspenBio Pharma, Inc. ("AspenBio") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that AspenBio believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of AspenBio. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully complete required product development and modifications in a timely and cost effective manner, complete clinical trial activities for AppyScore required for FDA submission, obtain FDA clearance or approval, complete and obtain CE Mark, cost effectively manufacture and generate revenues from AppyScore, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, AspenBio does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in AspenBio's recent filings with the SEC, including its Form 10-Q for the period ended September 30, 2012, filed on November 7, 2012.

For Investors & Media:
Joshua Drumm, Ph.D. / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
jdrumm@tiberend.com
jrando@tiberend.com